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                                EXHIBIT 99.B2

                            SM&R CAPITAL FUND, INC
                                     BYLAWS


                              TABLE OF CONTENTS
                                                                        Pages

Article I - Offices                                                         1
      1.1  Principal Office                                                 1
      1.2  Other Offices                                                    1

Article II - Shareholders' Meetings                                         1
      2.1  Place of Meeting                                                 1
      2.2  Annual Meetings                                                  1
      2.3  Special Meetings                                                 1
      2.4  Notice of Meetings                                               2
      2.5  Quorum & Adjournment of Meetings                                 2
      2.6  Voting Rights, Proxies                                           2
      2.7  Vote Required                                                    3
      2.8  Inspectors of Election                                           3
      2.9  Action by Stockholders Without Meeting                           3

Article III - Directors                                                     4
      3.1  Number, Term and Qualifications                                  4
      3.2  Powers                                                           4
      3.3  Organizational Meetings                                          4
      3.4  Regular Meetings                                                 4
      3.5  Special Meetings                                                 4
      3.6  Notice of Special Meetings                                       4
      3.7  Telephone Meetings                                               5
      3.8  Quorum, Voting and Adjournments of Meetings                      5
      3.9  Removal                                                          5
      3.10 Vacancies                                                        5
      3.11 Action by Directors Without Meeting                              5
      3.12 Expenses and Fees                                                6
      3.13 Execution of Instruments and Documents and
            Signing of Checks and Other Obligations and Transfers           6
      3.14 Contracts                                                        6
      3.15 Indemnification of Directors, Officers, Employees and Agents     7

Article IV - Committees                                                    10
      4.1  Executive and Other Committees                                  10
      4.2  Advisory Committee                                              10
      4.3  Committee Action Without Meeting                                11

Article V - Officers                                                       11
      5.1  Executive Officers                                              11
      5.2  Other Officers and Agents                                       11
      5.3  Term, Removal and Vacancies                                     11


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      5.4  Compensation of Officers                                        11
      5.5  Power and Duties                                                12
      5.6  The Chairman                                                    12
      5.7  The President                                                   12
      5.8  The Vice Presidents                                             12
      5.9  The Assistant Vice Presidents                                   13
      5.10 The Secretary                                                   13
      5.11 The Assistant Secretaries                                       13
      5.12 The Treasurer                                                   13
      5.13 The Assistant Treasurer                                         13
      5.14 Delegation of Duties                                            14

Articles VI - Capital Stock                                                14
      6.1  Issuance of Stock                                               14
      6.2  Certificates of Stock                                           14
      6.3  Transfer of Stock                                               15
      6.4  Record Date                                                     15
      6.5  Lost, Stolen, Destroyed and Mutilated Certificate               15
      6.6  Registered Owners of Stock                                      15
      6.7  Fractional Denominations                                        16

Articles VII - Investments                                                 16

Articles VIII - Sale of Stock                                              18

Articles IX - Determination of Net Asset Value: Valuation of Portfolio
                Securities and Other Assets                                18
      9.1     Net Asset Value                                              18
      9.2     Valuation of Portfolio Securities and Other Assets           18

Articles X - Dividends and Distributions                                   19

Articles XI - Custodian                                                    19
     11.1 Appointment and Duties                                           19
     11.2 Central Certificate System                                       20

Article XII - Books and Records                                            20
     12.1 Location                                                         20
     12.2 Stock Ledgers                                                    21
     12.3 Annual Statement                                                 21

Article XIII - Waiver of Notice                                            21

Article XIV - Miscellaneous
     14.1 Seal                                                             21
     14.2 Fiscal Year                                                      21
     14.3 Orders for Payment of Money                                      21

Articles XV - Compliance with Federal Regulations                          22

Articles XVI - Amendments                                                  22


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                                  BY-LAWS
                                    OF
                          SM&R CAPITAL FUNDS, INC.

                                  ARTICLE I
                                   Offices

     SECTION 1.1. Principal Office. The principal office of the Corporation in the State of Maryland shall be in the City of Baltimore.

     SECTION 1.2. Other Offices. In addition to its principal office in the State of Maryland, the Corporation may have an office or offices in the City of Galveston, State of Texas, and at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                  ARTICLE II
                            Stockholders' Meetings

     SECTION 2.1. Place of Meetings. Meetings of stockholders shall be held at such place, within or without the State of Maryland, as may be designated from time to time by the Board of Directors.

     SECTION 2.2. Annual Meetings. Annual or other meetings of the stockholders, unless required by the Investment Company Act of 1940, as amended, or the Maryland General Corporation Law shall not be required to be held but may, in the discretion of the Directors, be held notwithstanding the absence of a requirement under the Investment Company Act of 1940, as amended, or the Maryland General Corporation Law to hold such a meeting.

     SECTION 2.3. Special Meetings. Special meetings of stockholders of the Corporation shall be held whenever called by the Board of Directors or the President of the Corporation. Special meetings of stockholders shall also be called by the Secretary upon the written request of the holders of shares entitled to vote not less than ten percent (10%) of all the votes entitled to be cast at such meeting, which meeting may be called for any purpose including, but not limited to, consideration of the removal of any director. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such stockholders of the reasonable estimated cost of preparing and mailing such notice of the meeting, and upon payment to the Corporation of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting to all entitled to a vote at such meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted upon at any special meeting of stockholders held during the preceding twelve months.

     SECTION 2.4. Notice of Meetings. Written or printed notice of every stockholders' meeting stating the place, date and time, and in the case of a special meeting the purpose or purposes thereof, shall be given by the Secretary not less than ten (10) nor more than ninety (90) days before such meeting to each stockholder entitled to vote at such meeting, either by mail or by presenting it to him personally, or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

     SECTION 2.5. Quorum and Adjournment of Meetings. Except as otherwise provided by law, by the Charter of the corporation, or by these By-Laws, at all meetings of stockholders the holders of


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a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum for the transaction of business. In the absence of a quorum, the stockholders present or represented by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time (but in no event to a date more than 120 days after the original record date) without notice other than announcement at the meeting, until a quorum shall be present. At any adjourned meeting at which a quorum shall be present, any business may be transacted if the meeting had been held as originally called.

     SECTION 2.6. Voting Rights, Proxies. At each matter submitted to a vote of the stockholders, each holder of a share shall be entitled to one vote for each share standing in his name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes or series shall vote as a single class or series ("Single Class Voting"); provided, however, that (i) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of Single Class Voting as described above; (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more classes or series, then, subject to (iii) below, the shares of all other classes or series shall vote as a single class or series; and (iii) as to any matter which does not affect the interest of a particular class or series, only the holders of shares of the one or more affected classes or series shall be entitled to vote. In all elections of directors, each share of stock so registered in a stockholder's name on the books of the corporation on the date fixed as the record date, may be voted for as many individuals as there are directors to be elected and for whose election such share is entitled to be voted. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

     SECTION 2.7. Vote Required. Except as otherwise provided by law, by the Charter of the Corporation, or by these By-Laws, at each meeting of stockholders at which a quorum is present, all matters shall be decided by a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote with respect to any such matter.

     SECTION 2.8. Inspectors of Election. In advance of any meeting of stockholders, the Directors may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman of any meeting of stockholders may, and on the request of any stockholder of his proxy shall, appoint Inspectors of Election of the meeting. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Directors in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of shares of stock outstanding, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arise in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or of any stockholder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

     SECTION 2.9. Action by Stockholders Without Meeting. Except as otherwise provided by law, the provisions of these By-Laws relating to notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing setting forth the action shall be signed by all the stockholders entitled


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to vote upon the action and such consent shall be filed with the records of the Corporation.

                                  ARTICLE III
                                   Directors

     SECTION 3.1. Number, Term and Qualifications. The Board of Directors shall consist of not less than three (3) and not more than fifteen (15) directors, the number of directors to be fixed from time to time within the above-specified limits by the affirmative vote of a majority of the whole Board of Directors. At the first meeting of stockholders and at each meeting thereafter called for the purpose of electing directors, the stockholders shall elect directors to hold office until their successors are elected and qualify. Directors need not be stockholders of the Corporation. Directors of the Corporation who are also officers or employees of the Corporation or any of its affiliates shall no longer be qualified to be a director of the Corporation upon their ceasing to be such officer or employee.

     SECTION 3.2. Powers. The business of the Corporation shall be managed by the Board of Directors which may exercise all powers of the Corporation and do all lawful acts and things which are not by law or by the Charter of the Corporation, or by these By-Laws, directed or required to be exercised or done exclusively by the stockholders.

     SECTION 3.3. Organizational Meetings. The first meeting of each newly elected Board of Directors for the purposes of organization and the election of officers and otherwise shall be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all directors.

     SECTION 3.4. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place as shall be determined from time to time by the Board of Directors without further notice.

     SECTION 3.5. Special Meetings. Special meetings of the Board of
Directors may be called at any time by the President and shall be called by such President or the Secretary upon written request of any two (2) directors.

     SECTION 3.6. Notice of Special Meetings. Written notice of special meetings of the Board of Directors, stating the place, date and time thereof shall be given not less than two (2) days before such meeting to each director, personally, by telegram, by mail or by leaving such notice at his place of residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the director at his address as it appears on the records of the Corporation.

     SECTION 3.7. Telephone Meetings. Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting. This Section 3.7. shall not be applicable to meetings held for the purpose of voting in respect of approval of contracts or agreements whereby a person undertakes to serve or act as investment adviser of, or principal underwriter for, the Corporation.

     SECTION 3.8. Quorum, Voting and Adjournment of Meetings. At all meetings of the Board of Directors, a majority of the whole Board shall be requisite to and shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of a majority of the directors present shall be the act of the Board of Directors, unless the concurrence of a greater proportion is


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expressly required for such action by law, the Charter of the Corporation or these By-Laws. If at any meeting of the Board there be less than a quorum present, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall have been obtained.

     SECTION 3.9. Removal. Any one or more of the directors may be removed, either with or without cause, at any time, by the affirmative vote of the stockholders holding a majority of the outstanding shares entitled to vote for the election of directors. The successor or successors of any director or directors so removed may be elected by the stockholders entitled to vote thereon at the same meeting to fill any resulting vacancies for the unexpired term of removed directors. Except as provided by law, pending, or in the absence of, such an election, the successor or successors of any director or directors so removed may be chosen by the Board of Directors.

     SECTION 3.10. Vacancies. Except as otherwise provided by law, any vacancy occurring in the Board of Directors and newly created directorships resulting from an increase in the authorized number of directors may be filled by the vote of a majority of the directors then in office or, if only one director shall then be in office, by such director. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies.

     SECTION 3.11. Action by Directors Without Meeting. The provisions of these By-Laws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action shall be signed by all of the directors entitled to vote upon the action and such written consent is filed with the minutes of proceedings of the Board of Directors.

     SECTION 3.12. Expenses and Fees. Each director may be allowed expenses, if any, for attendance at each regular or special meeting of the Board of Directors and shall receive for services rendered as a director of the Corporation such compensation as may be fixed by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 3.13. Execution of Instruments and Documents and Signing of Checks and Other Obligations and Transfers. All instruments, documents and other paper shall be executed in the name and on behalf of the Corporation and all checks, notes, drafts and other obligations for the payment of money by the Corporation shall be signed, and all transfer of securities standing in the name of the Corporation shall be executed, by the President, any Vice President or the Treasurer or by any one or more officers or agents of the Corporation as shall be designated for that purpose by vote of the Board of Directors.

     SECTION 3.14. Contracts. Except as otherwise provided by law or by the Articles of Incorporation of the Corporation, no contract or transaction between the Corporation and any partnership or corporation, and no act of the Corporation, shall in any way be affected or invalidated by the fact that any officer or director of the Corporation is pecuniarily or otherwise interested therein or is a member, officer or director if such interest shall be known to the Board of Directors of the Corporation. Specifically, but without limitation of the foregoing, the Corporation may enter into one or more contracts appointing Securities Management and Research, Inc. investment manager of the Corporation, and may otherwise do business with Securities Management and Research, Inc., notwithstanding the fact that one or more of the directors of the Corporation and some or all of its officers are, have been or may become directors, officers, members, employees, or stockholders of Securities Management and Research, Inc.; and in the absence of fraud, the Corporation and Securities


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Management and Research, Inc. may deal freely with each other, and neither such contract appointing Securities Management and Research, Inc. shall be invalidated or in any wise affected thereby, nor shall any director or officer of the Corporation by reason thereof be liable to the Corporation or to any stockholder or creditor of the Corporation or to any other person for any loss incurred under or by reason of any such contract or transaction.
For purposes of this paragraph, any reference to "Securities Management and Research, Inc." shall be deemed to include said company and any parent, subsidiary or affiliate of said company and any successor (by merger, consolidation or otherwise) to said company or any such parent, subsidiary or affiliate.

     SECTION 3.15. Indemnification of Directors, Officers, Employees and Agents.

     (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action suit, or proceeding, whether civil, criminal administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation. The indemnification shall be against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself, create a presumption that the person did not in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or on behalf of the Corporation to obtain a judgment or decree in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation. The indemnification shall be against expenses, including attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, except to the extent that the court in which the action or suit was brought, or a court of equity in the county in which the Corporation has its principal office, determines upon application that, despite the adjudication of liability but in view of all circumstance of the case, the expenses which the court shall deem proper, provided such director or officer is not adjudged to be liable by means of his willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     (c) To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection
           (a) or (b) or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

     (d)   (1)   Unless a court orders otherwise, any indemnification under subsections (a) or (b) of this section may be made by the Corporation only as authorized in the specific case after a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth subsections (a) or (b).

           (2)   The determination shall be made:
                 (i) By the Board of Directors, by a majority vote of a quorum which consists of directors who were not parties to the action, suit or proceeding; or
                 (ii) If the required quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or
                 (iii)  by the stockholders.

           (3)   Notwithstanding the provisions of paragraphs (1)
                 (i) a final decision on the merits is made by a court or other body before whom the proceeding was brought that the person to be indemnified ("indemnitee") was not liable by reason of disabling conduct; or
                 (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of disabling conduct, is made by either --

                 (A) a majority of a quorum of directors who are neither "interested persons" of the Corporation, as defined in section 2(a)(19) of the Investment Company Act of 1940, as amended, nor parties to the action, suit or proceeding or

                 (B)  an independent legal counsel in a written opinion.

     (e) Expenses, including attorneys' fees, incurred by a director, officer, employee or agent of the Corporation in defending a civil or criminal action suit or proceeding may be paid by the Corporation in advance of the final disposition thereof if:

           (1)   authorized in the specific case by the Board of Directors; and

           (2) the Corporation receives an undertaking by or on behalf of the director, officer, employee or agent of the Corporation to repay the advance if it is not ultimately determined that such person is entitled to be indemnified by the Corporation; and

           (3)   either
                 (i)    such person provides a security for his undertaking, or
                 (ii) the Corporation is insured against losses by reason of any lawful advances, or
                 (iii)  a determination, based on a review
                        of readily available facts, that there is reason to believe that such persons ultimately will be found entitled to indemnification, is made by either --

                        (A)  a majority of a quorum which
                             consists of directors who are neither "interested persons" of the Corporation, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, not parties to the action, suit or proceeding, or
                        (B)  an independent legal counsel in a written opinion.

     (f) It is the intention of the Corporation to indemnify directors, officers, employees and agents to the fullest extent permitted by applicable law. Accordingly, the indemnification provided by this Section shall not be deemed exclusive of any other rights to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding the office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and inure to the benefit of the heirs, executors and administrators of such person.

     (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. However, in no event will the Corporation purchase insurance to indemnify any officer or director against liability for any act for which the Corporation itself is not permitted to indemnify him.

     (h) Nothing contained in this Section shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


                                  ARTICLES IV
                                   Committees

     SECTION 4.1. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate an Executive Committee and/or other committees, each committee to consist of two
(2) or more of the directors of the Corporation and may delegate to such committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except the power to: declare dividends or distributions of stock; issue stock; recommend to stockholders any action requiring stockholder approval; amend the By-Laws of the Corporation; or approve any merger or share exchange which does not require shareholder approval. In the absence of any member, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in place of such absent member. Each such committee shall keep a record of its proceedings.

     The Executive Committee and any other committee shall fix its own rules or procedure, but the presence of at least fifty percent (50%) of the members of the whole committee shall in each case be necessary to constitute a quorum of the committee and the affirmative vote of the majority of the members of the committee present at the meeting shall be necessary to take action.

     All actions of the Executive Committee shall be reported to the Board of Directors at the meeting thereof next succeeding to the taking of such action.

     SECTION 4.2. Advisory Committee. The Board of Directors may appoint an advisory committee which shall be composed of persons who do not serve the Corporation in any other capacity and which shall have advisory functions with respect to the investments of the Corporation but which shall have no power to determine that any security or other investment shall be purchased, sold or otherwise disposed of by the Corporation. The members of any such advisory committee may receive compensation for their services and may be allowed such fees and expenses for the attendance at meetings as the Board of Directors may from time to time determine to be appropriate.

     SECTION 4.3. Committee Action Without Meeting. The provisions of these By-Laws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of any Committee of the Board appointed pursuant to Section 4.2 of these By-Laws may be taken without a meeting if the consent in writing setting forth the action shall be signed by all members of the Committee entitled to vote upon the action and such written consent is filed with the records of proceedings of the Committee.

                                  ARTICLE V
                                  Officers

     SECTION 5.1. Executive Officers. The executive officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also elect a Chairman. The President shall be selected from among the directors but none of the other executive officers need be a member of the Board of Directors. Two or more offices, except those of President and any Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The executive officers of the Corporation shall be elected annually by the Board of Directors and each executive officer so elected shall hold office until his successor is elected and has qualified.

     SECTION 5.2. Other Officers and Agents. The Board of Directors may also elect one or more Assistant Vice Presidents, Assistant Secretaries and Assistant treasurers and may elect, or may delegate to the President the power to appoint and fix the compensation of such officers, and such other officers and agents as the Board of Directors shall at any time or from time to time deem advisable.

     SECTION 5.3. Term, Removal and Vacancies. Each officer of the Corporation shall hold office until his successor is elected and has qualified. Any officer or agent of the Corporation may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

     SECTION 5.4. Compensation of Officers. The compensation of officers and agents of the Corporation shall be fixed by the Board of Directors, or by the President to the extent provided by the Board of Directors with respect to officers appointed by the President.

     SECTION 5.5. Power and Duties. All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in or pursuant to these By-Laws, or, to the extent not so provided, as may be prescribed by the Board of Directors; provided, that no rights of any third party shall be affected or impaired by any such By-Laws or resolution of the Board unless he has knowledge thereof.

     SECTION 5.6. The Chairman. The Chairman, if any, or in his absence the President shall preside at all meetings of the stockholders and of the Board of Directors; and he shall perform such other duties as the Board of Directors may from time to time prescribe.

     SECTION 5.7. The President. The President shall be the chief executive officer of the Corporation; he shall have general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, and, in connection therewith, shall be authorized to delegate to one or more Vice Presidents such of his powers and duties at such times and in such manner as he may deem advisable. Subject to the control of the Board of Directors and to the control of any Committees of the Board of Directors, within there respective spheres, as provided by the Board of Directors, he shall at all times exercise a general supervision and direction over the affairs of the Corporation. He shall have the power to employ attorneys and counsel for the Corporation and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Corporation. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Corporation. The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to him by the Board of Directors.

     SECTION 5.8. The Vice Presidents. The Vice Presidents shall be of such number and shall have such titles as may be determined from time to time by the Board of Directors. The Vice President or, if there be more than one, the Vice Presidents in the order of their seniority as may be determined from time to time by the Board of Directors or the Executive Vice President shall, in the absence or disability of the President, and the Executive Vice President, exercise the powers and perform the duties of those officers; and he or they shall perform such other duties as the Board of Directors or the Executive Vice President may from time to time prescribe.

     SECTION 5.9. The Assistant Vice Presidents. The Assistant Vice President or, if there be more than one, the Assistant Vice Presidents, shall perform such duties and have such powers as may be assigned them from time to time by the Board of Directors or the Executive Vice President.

     SECTION 5.10. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties and have such powers as the Board of Directors or the Executive Vice President may, from time to time, prescribe. He shall keep in safe custody the seal of the Corporation and affix or cause the same to be affixed to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary.

     SECTION 5.11. The Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors or the Executive Vice President shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the Executive Vice President may from time to time prescribe.

     SECTION 5.12. The Treasurer. The Treasurer shall be the chief financial officer of the Corporation. He shall keep or cause to be kept full and accurate accounts or receipts and disbursements in books belonging to the Corporation, and he shall render to the Board of Directors and the Executive Vice President, whenever any of them require it, an account of his transactions as Treasurer and of the financial condition of the Corporation; and he shall perform such other duties as the Board of Directors, or the Executive Vice President may from time to time prescribe.

     SECTION 5.13. The Assistant Treasurers. The Assistant Treasurer or, if there shall be more than one, the Assistant Treasurer in the order determined by the Board of Directors or the Executive Vice President shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the Executive Vice President may from time to time prescribe.

     SECTION 5.14. Delegation of Duties. Whenever an officer is absent or disabled, or whenever for any reason the Board of Directors may deem it desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any Director or Directors.

                                  ARTICLES VI
                                 Capital Stock

     SECTION 6.1. Issuance of Stock. The Corporation shall not issue its shares of capital stock except as approved by the Board of Directors.

     SECTION 6.2. Certificates of Stock. Certificates for shares of each class or series of the capital stock of the Corporation shall be in such form and of such design as the Board of Directors shall approve, subject to the right of the Board of Directors to change such form and design at any time or from time to time, and shall be entered in the books of the Corporation as they are issued. Each such certificate shall bear a distinguishing number; shall exhibit the holder's name and certify the number of full shares owned by such holder; shall be signed by or in the name of the Corporation by the President or a Vice President, and countersigned by the Secretary or an Assistant Secretary or the Treasurer and an Assistant Treasurer of the Corporation; shall be sealed with the corporate seal; and shall contain such recitals as may be required by law. Where any stock certificate is signed by a Transfer Agent or by a Registrar, the signature of such corporation's officers and the corporate seal may be facsimile, printed or engraved. The Corporation may, at its option, defer the issuance of a certificate or certificates to evidence shares of capital stock owned of record by any stockholder until such time as written demand therefor shall be made upon the Corporation or its Transfer Agent, but upon the making of such demand each stockholder shall be entitled to such certificate or certificates.

     In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall appear on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates shall, nevertheless, be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall appear therein had not ceased to be such officer or officers of the Corporation.

     No certificate shall be issued for any share of stock until such share is fully paid.

     SECTION 6.3. Transfer of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto duly authorized by a power of attorney duly executed and filed with the Corporation or a Transfer Agent of the Corporation, if any, upon written request in proper form if no share certificate has been issued, or in the event such certificate has been issued, upon presentation and surrender in proper form of said certificate.

     SECTION 6.4. Record Date. The Board of Directors may fix in advance a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than ninety (90) days, and in case of a meeting of stockholders not less than (10) days prior to the date on which particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders, such books shall be closed for at least ten
(10) days immediately preceding such meeting.

     SECTION 6.5. Lost, Stolen, Destroyed and Mutilated Certificates. The Board of Directors may direct a new certificate of certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon satisfactory proof of such loss, theft, or destruction; and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give to the Corporation and to such Registrar, Transfer Agent, and/or Transfer Clerk as may be authorized or required to countersign such new certificate or certificates, a bond in such sum and of such type as they may direct, and with such surety and sureties, as they may direct, as indemnity against any claim that may be against them or any of them on account of or in connection with the alleged loss, theft or destruction of any such certificate.

     SECTION 6.6. Registered Owners of Stock. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

     SECTION 6.7. Fractional Denominations. Subject to any applicable provisions of law and the Charter of the Corporation, the Corporation may issue shares of is capital stock in fractional denominations, provided that the transactions in which and the terms and conditions upon which shares in fractional denominations may be issued may from time to time be limited or determined by or under the authority of the Board of Directors.

                                  ARTICLES VII
                                  Investments

     The following investment restrictions and the policies stated above are deemed to be fundamental policies. They may be changed only by the vote of a "majority" of the Fund's outstanding shares, which as used herein, means the lesser of (i) 67% of the Fund's outstanding shares present at a meeting of the holders if more than 50% of the outstanding shares are present in person or by proxy or (ii) more than 50% of the Fund's outstanding shares.

     The Fund will not:

1.   Issue senior securities.

2. Borrow money or mortgage or pledge any of the assets of any Series, except for such action by any Series for temporary or emergency purposes in an amount not to exceed 10% of such Series' net assets.

3. Purchase securities on margin (but it may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities).

4.   Make short sales of securities.

5. Lend any funds or other assets of any Series, except by the purchase of publicly distributed bonds, debentures, notes, to-be-announced securities or other debt securities and except that securities of the Government Income Fund Series may be loaned to broker-dealers or other institutional investors. Such loans shall not exceed ten percent (10%) of the American National Government Income Fund Series' net assets at the time of the most recent loan; shall be made pursuant to written agreements and shall be continuously secured by collateral in the form of cash, U.S. Government Securities or irrevocable standby letters of credit in an amount equal to at least 102% of the market value at all times of the loaned securities plus the accrued interest and dividend.

6. Act as underwriter of securities issued by other persons except insofar as the Fund may be technically deemed an underwriter under the federal securities laws in connection with the disposition of portfolio securities.

7. Invest more than 5% of the value of the net assets of a Series, at the time of purchase, in the securities of any one issuer, but this limitation does not apply to investments in securities issued or guaranteed by the U.S. government or its instrumentalities.

8. Concentrate more than 25% of the net assets of a Series in any one industry or group of industries; provided however, there is no limitation with respect to investments in obligations issued or guaranteed by the United States Government or its agencies or instrumentalities or obligations of domestic commercial banks (such 25% limitation does, however, apply to obligations of foreign branches of domestic banks). For purposes of this restriction, telephone, gas and electric public utilities are each regarded as separate industries.

9. Purchase any security (other than United States Government obligations in which the Fund is permitted to invest) if, as a result, the Fund would hold more than (a) 10% of the total value of any class of outstanding securities of an issuer or (b) 10% of the outstanding voting securities of an issuer.

10. Will not purchase or retain securities of any issuer if any officer or director of the Fund or of its investment manager own individually more than one-half of one percent (1/2 of 1%) of the securities of that issuer, and collectively the officers and directors of the Fund and investment manager together own more than 5% of the securities of that issuer.

11. Purchase any securities issued by a corporation which has not been in continuous operation for three years, but such period may include the operation of a predecessor.

12. Acquire, lease or hold real estate except such as may be necessary or advisable for the maintenance of its offices.

13. Invest in commodities and commodity contracts, puts, calls, straddles, spreads or any combination thereof, or interests in oil, gas or other mineral exploration or development programs. However, any Series may invest in securities which are secured by real estate or real estate mortgages; securities of issuers which invest or deal in real estate mortgages and securities of issuers which invest in or sponsor oil, gas, or other mineral exploration.

14.  Invest in companies for the purpose of exercising control or management.

15. Purchase securities of other investment companies except pursuant to a plan of merger, consolidation or acquisition of assets approved by the Corporation's shareholders.

16. Invest more than 15% of its net assets in restricted securities for which there are no readily available market quotations, or foreign securities which are not listed on foreign or domestic exchanges, including securities restricted as to disposition under the Federal Securities Laws and repurchase agreements maturing more than seven days from the date of acquisition.

17.  Invest in foreign securities.

18.  Purchase Warrants.

     Any investment policy or restriction which involves a maximum percentage of securities or assets, shall not be considered to be violated unless an excess over the percentage occurs immediately after an acquisition of securities or utilization of assets and results therefrom.

                                 ARTICLES VIII
                                 Sale of Stock

     Upon the sale of each share of its Common Stock, except as otherwise permitted by applicable laws and regulations, the Corporation shall receive in cash or in securities valued as provided in Article IX of these By-Laws, not less than the current net asset value thereof, exclusive of any distributing commission or discount, and in no event less than the par value thereof.

                                   ARTICLES IX
                       Determination of Net Asset Value:
              Valuation Of Portfolio Securities and Other Assets

     SECTION 9.1. Net Asset Value. The net asset value of a share of Common Stock of the Corporation shall be determined in accordance with applicable laws and regulations under the supervision of such persons and at such time or times as shall from time to time be prescribed by the Board of Directors. Each such determination shall be made by subtracting from the value of the assets of the Corporation (as determined pursuant to Section 8.2 of these By-Laws) the amount of its liabilities, dividing the remainder by the number of shares of Common Stock issued and outstanding.

     SECTION 9.2. Valuation of Portfolio Securities and Other Assets. Except as otherwise required by any applicable law or regulation of any regulatory agency having jurisdiction over the activities of the Corporation and the use of the amortized cost evaluation technique for debt securities which have maturities of 60 days or less, the Corporation shall determine the value of its other portfolio securities and other assets as follows:

     (a) securities for which market quotations are readily available shall be valued at current market value determined in such manner as the Board of Director may from time to time prescribe;

     (b) all other securities and assets shall be valued at amounts deemed best to reflect their fair value as determined in good faith by or under the supervision of such persons and at such time or times as shall from time to time be prescribed by the Board of Directors.

     All quotations, sale prices, bid and asked prices and other information shall be obtained from such sources as the persons making such determination believe to be reliable and any determination of net asset value based thereon shall be conclusive.

                                  ARTICLE X
                        Dividends and Distributions

     Subject to any applicable provisions of law and the Charter of the Corporation, dividends and distributions upon the Common Stock of the Corporation may be declared at such intervals as the Board of Directors may determine, in cash, in securities or other property, or in shares of stock of the Corporation, from any sources permitted by law, all as the Board of Directors shall from time to time determine.

     Inasmuch as the computation of net income and net profits from the sale of securities or other properties for federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have power, in its discretion, to distribute as income dividends and as capital gains distributions, respectively, amounts sufficient to enable to the Corporation to avoid or reduce liability for federal income taxes.

                                  ARTICLES XI
                                   Custodian

     SECTION 11.1. Appointment and Duties. The Corporation may at any time employ a bank, trust company or other institutions having the qualifications specified by the Investment Company Act of 1940, as amended, as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in these By-Laws and the Investment Company Act of 1940, as amended:

     (1) to receive and hold the securities owned by the Corporation and deliver the same upon written order;

     (2) to receive and receipt for any monies due to the Corporation and deposit the same in its own banking department or elsewhere as the Trustees may direct;

     (3)  to disburse such funds upon orders or vouchers;

     (4) to keep the books and accounts of the Corporation and furnish clerical and accounting services;

     (5) to compute the net income of the Corporation and the net asset value of the Corporation and its shares; all upon such basis of compensation as may be agreed upon between the Board of Directors and the custodian. If so directed by a vote of a majority of the shares of stock outstanding, the custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote. The Board of Directors may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Board of Directors.

     SECTION 11.2. Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Directors may direct the custodian to deposit all or any part of the securities owned by the Corporation in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the Investment Company Act of 1940, as amended, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Corporation.

                                  ARTICLE XII
                              Books and Records

     SECTION 12.1. Location. The books and records of the Corporation may be kept outside the State of Maryland at such place or places as the Board of Directors may from time to time determine, except as otherwise required by law.

     SECTION 12.2. Stock Ledgers. The Corporation shall maintain at the office of its transfer agent an original stock ledger containing the names and addresses of all stockholders and the number of shares held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

     SECTION 12.3. Annual Statement. The President or a Vice President or the Treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a statement of assets and liabilities and a statement of operations for the preceding fiscal year, which shall be submitted to the stockholders and filed with the principal office of the Corporation at the times required by the Investment Company Act of 1940, as amended, and to the extent not conflicting with such statue, at the times required by the Maryland General Corporation Law.

                                  ARTICLE XIII
                                Waiver of Notice

     Whenever any notice of the time, place or purpose of any meeting or stockholders, directors, or of any committee is required to be given under the provisions of the Maryland statute, the Investment Company Act of 1940, as amended, or under the provisions of the Charter of the Corporation of these ByLaws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Directors or committee in person, shall be deemed equivalent to the giving of such notice to such person.

                                  ARTICLE XIV
                                 Miscellaneous

     SECTION 14.1. Seal. The Board of Directors shall adopt a corporate seal, which shall be in the form of a circle, and shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words "Corporate Seal - Maryland". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 14.2. Fiscal Year. The fiscal year of the corporation shall end on such date as the Board of Directors may be resolution specify, and the Board of Directors may by resolution change such date for future fiscal years at any time and from time to time.

     SECTION 14.3. Orders for Payment of Money. All orders or instructions for the payment of money of the Corporation, and all notes or other evidences of indebtedness issued in the name of the Corporation, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate, or as may be specified in or pursuant to the agreement between the Corporation and the bank or trust company appointed as Custodian of the securities and funds of the Corporation.

                                  ARTICLES XV
                     Compliance with Federal Regulations

     The Board of Directors is hereby empowered to take such action as they may deem to be necessary, desirable or appropriate so that the Corporation is or shall be in compliance with any federal or state statute, rule or regulation with which compliance by the Corporation is required.

                                  ARTICLES XVI
                                   Amendments

     These By-Laws may be amended, altered, or repealed at any annual or special meeting of the stockholders by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote, provided notice of the general purpose of the proposed amendment, alteration or repeal is given in the notice of said meeting; or, at any meeting of the Board of Directors, by a vote of a majority of the whole Board of Directors, provided, however, that any By-Law or amendment or alteration of the By-Laws adopted by the Board of Directors may be amended, altered or repealed and any By-Law repealed by the Board of Directors may be reinstated by vote of the stockholders of the Corporation.